Exhibit 5.2

Faegre Baker Daniels LLP
600 East 96th Street q Suite 600
Indianapolis q Indiana 46240-3789
Phone +1 317 569 9600
Fax +1 317 569 4800

March 1, 2013

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Re:    Eli Lilly and Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Indiana counsel to Eli Lilly and Company, an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an unlimited dollar amount (or its foreign currency equivalent) of: (i) shares of the Company's common stock, without par value (the "Common Stock"); (ii) shares of the Company's preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"); (iii) one or more series of debt securities of the Company (the "Debt Securities"), to be issued pursuant to an indenture, dated as of February 1, 1991 (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the "Trustee"); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"); (v) stock purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock at a future date (the "Stock Purchase Contracts"); and (vi) stock purchase units, consisting of Stock Purchase Contracts and a security (of the Company or another issuer) securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts (the "Stock Purchase Units" and, together with the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the "Covered Securities").
Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more articles of amendment (each, the "Articles of Amendment"). Each of the Articles of Amendment will be in a form to be filed as an

Eli Lilly and Company                -2-                     March 1, 2013

exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, including the Indenture, the Amended Articles of Incorporation of the Company (the "Articles of Incorporation") as currently in effect, and the Amended By-Laws of the Company (the "By-Laws") as currently in effect, as well as the resolutions of the Board of Directors (the "Board") of the Company relating to the Indenture and the Registration Statement. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1.The Company is validly existing as an Indiana corporation.

2.With respect to the shares of Common Stock when: (i) the issuance and sale of such shares of Common Stock have been duly authorized by appropriate corporate action; and (ii) certificates representing such shares of Common Stock have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the shares of Common Stock will be legally issued, fully paid and non-assessable.

3.With respect to each series of Preferred Stock when: (i) the Board shall have established the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and the issuance and sale of such series of Preferred Stock have been duly authorized by appropriate corporate action; (ii) the Company shall have filed with the Secretary of State of the State of Indiana the Articles of Amendment duly executed on behalf of the Company with respect to such series of Preferred Stock; (iii) certificates representing shares of such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (iv) if the Preferred Stock is convertible into Common Stock, (x) the issuance of such Common Stock has been duly authorized by appropriate corporate action, (y) the Preferred Stock has been presented for conversion in accordance with the terms thereof and (z) certificates for such Common Stock have been duly executed, countersigned and registered and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Preferred Stock, (a) the shares of Preferred Stock will be legally issued, fully paid and non-assessable and (b) if the Preferred Stock is convertible into Common Stock, the shares of Common Stock issuable upon conversion of the Preferred Stock will be legally issued, fully paid and non-assessable.

Eli Lilly and Company                -3-                     March 1, 2013

4.The Indenture has been duly authorized and executed by the Company. The Company has the power and authority under Indiana law to create one or more series of Debt Securities and to enter into supplements to the Indenture and the other agreements relating to the Covered Securities that are contemplated in the Registration Statement.

5.With respect to the Covered Securities, if the Covered Securities are convertible into Common Stock or Preferred Stock or if Common Stock or Preferred Stock may be acquired upon exercise or otherwise upon fulfillment of the terms of the Covered Securities, when (i) the issuance of such Common Stock or Preferred Stock relating to the Covered Securities has been duly authorized by appropriate corporate action, (ii) the Covered Securities have been presented for conversion, exercise or fulfillment in accordance with the terms thereof and (iii) certificates for such Common Stock or Preferred Stock have been duly executed, countersigned and registered and duly delivered upon such conversion, exercise or fulfillment to the person entitled thereto, in accordance with the terms of such Covered Securities, the shares of Common Stock or Preferred Stock issuable upon conversion, exercise or fulfillment of the Covered Securities will be legally issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock and each issue of Preferred Stock, as the case may be: (i) any securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) all actions necessary for the issuance of the securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Articles of Incorporation or By-Laws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the issuance of the securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the Articles of Incorporation and the By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of shares of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of shares of Common Stock or Preferred stock, as the case may be, authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance; and (vi) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form which complies with the Indiana Business Corporation Law.
This opinion letter is limited to the laws of the State of Indiana. We express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction.
The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

Eli Lilly and Company                -4-                     March 1, 2013

We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Maters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.
Very truly yours,

FAEGRE BAKER DANIELS LLP

By:     /s/ David C. Worrell
David C. Worrell

DMS_US 51413167v4